                                                                  Exhibit (a)(5)

                                   Offer by

                                UGI Corporation

                             To Purchase for Cash

                  Up to 4,500,000 Shares of Its Common Stock
    (Including the Associated Rights to Purchase Shares of Series A Junior
                        Participating Preference Stock)


  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
     12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 27,
     1999, UNLESS THE OFFER IS EXTENDED.


                                                                 August 2, 1999

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated August 2, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by UGI Corporation, a Pennsylvania corporation (the "Company"), to purchase up to 4,500,000 shares of its common stock, no par value (the "Common Stock"), including the associated rights to purchase shares of Series A Junior Participating Preference Stock pursuant to the Rights Agreement, dated as of April 29, 1986, between the Company and Mellon Bank, N.A., successor to Mellon Bank (East) N.A., as Rights Agent, as amended (collectively with the Common Stock, the "Shares"), at prices specified by shareholders, not greater than $26.00 nor less than $23.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

  The Company will determine a single per Share price (not greater than $26.00 nor less than $23.00 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that allows it to purchase 4,500,000 Shares (or such lesser number as are validly tendered and not withdrawn at prices not greater than $26.00 nor less than $23.00 per Share) pursuant to the Offer. All shareholders whose Shares are purchased by the Company will receive the Purchase Price for each Share purchased in the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to "odd lot" tenders and proration described in the Offer to Purchase.

  We are the holder of record of Shares held for your account. As the holder of record of your Shares, only we, pursuant to your instructions, can tender your Shares. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  As described in the Offer to Purchase, the Company reserves the right to purchase more than 4,500,000 Shares but does not currently plan to do so. The Company will return all Shares not purchased, including Shares not purchased as a result of proration, at no cost to shareholders.

  We request your instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

  Please note carefully the following:

  1. Price. You may tender (offer to sell) Shares for cash at either the price specified by you (in multiples of $0.125), not greater than $26.00 nor less than $23.00 per Share or at the price determined by the modified "Dutch auction," as indicated in the attached instruction form.

  2. Expiration Date. The Offer, proration period and withdrawal rights expire at 12:00 midnight, New York City time on August 27, 1999, unless the Company extends the Offer.

  3. Conditions. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is subject, however, to the conditions set forth in Section 6 of the Offer to Purchase.

  4. Transfer Taxes. Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 8 of the Letter of Transmittal.

  5. Special Treatment for "Odd Lot" Holders. If you owned beneficially as of the close of business on July 27, 1999, an aggregate of fewer than 100 Shares and you timely instruct us to tender (offer to sell) at or below the Purchase Price on your behalf all such Shares and check the box captioned "Odd Lots" on the instruction form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other Shares properly tendered and not withdrawn.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instructions form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, we will tender all of your Shares unless you specify otherwise on the detachable part hereof.

  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 27, 1999, UNLESS THE COMPANY EXTENDS THE OFFER.

  As described in the Offer to Purchase, if fewer than all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the expiration of the offer are to be purchased by the Company, the Company will purchase up to 4,500,000 Shares (or such higher number as it may, in its sole discretion, elect) in the following order of priority:

    (a) all "odd lot" Shares tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer by any shareholder who owned beneficially as of the close of business on July 27, 1999 an aggregate of fewer than 100 Shares, and who validly tenders all of such Shares (partial tenders will not qualify for this preference); and

    (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered at or below the Purchase Price and not withdrawn prior to the expiration of the Offer, on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares).

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Donaldson, Lufkin & Jenrette Securities Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                       Instructions with Respect to the
                          Offer to Purchase for Cash

                    Up to 4,500,000 Shares of Common Stock
    (Including the Associated Rights to Purchase Shares of Series A Junior
                        Participating Preference Stock)

                                      of

                                UGI Corporation

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 2, 1999, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by UGI Corporation (the "Company") to purchase for cash up to 4,500,000 shares of its common stock, no par value (the "Common Stock"), including the associated rights to purchase shares of Series A Junior Participating Preference Stock pursuant to the Rights Agreement, dated as of April 29, 1986, between the Company and Mellon Bank, N.A., successor to Mellon Bank (East) N.A., as Rights Agent, as amended (collectively with the Common Stock, the "Shares"), at a price not greater than $26.00 nor less than $23.00 per Share, net to the undersigned in cash.

  The Company will determine a single per Share price (not greater than $26.00 nor less than $23.00 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price") taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to purchase 4,500,000 Shares (or such lesser number as are validly tendered at prices not greater than $26.00 nor less than $23.00 per Share) pursuant to the Offer. All shareholders whose Shares are purchased by the Company will receive the Purchase Price for each Share purchased in the Offer.

  The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

[_] By checking this box, all Shares held by us for your account, excluding fractional Shares, will be tendered. If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of
  Shares to be tendered by us:        Shares*

--------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                   ODD LOTS

[_] By checking this box, the undersigned represents that the undersigned owned beneficially as of the close of business on July 27, 1999, an aggregate of fewer than 100 Shares and is tendering all of such Shares. My indication as to whether I wish to tender my Shares at the price determined by modified "Dutch auction" or at the price I specify is indicated below.

                         PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED

                               ----------------

                              CHECK ONLY ONE BOX.
                    IF MORE THAN ONE BOX IS CHECKED, OR IF
            NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

                               ----------------

         SHARES TENDERED AT PRICE DETERMINED BY MODIFIED DUTCH AUCTION

[_] The undersigned wants to maximize the chance of having the Company purchase all of the Shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the modified Dutch auction tender process. This action will result in receiving a price per Share of as low as $23.00 or as high as $26.00.

                                    -- OR--

              SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

  By checking ONE of the boxes below instead of the box above, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the Purchase Price. A shareholder who desires to tender Shares at more than one price must complete a separate instruction form for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

  Price (in dollars) per Share at which Shares are being tendered:

   $23.000 [_]     $23.125 [_]       $23.250 [_]       $23.375 [_]       $23.500 [_]
   $23.625 [_]     $23.750 [_]       $23.875 [_]       $24.000 [_]       $24.125 [_]
   $24.250 [_]     $24.375 [_]       $24.500 [_]       $24.625 [_]       $24.750 [_]
   $24.875 [_]     $25.000 [_]       $25.125 [_]       $25.250 [_]       $25.375 [_]
   $25.500 [_]     $25.625 [_]       $25.750 [_]       $25.875 [_]       $26.000 [_]

                                   SIGN HERE
     ---------------------------------------------------------------

     ---------------------------------------------------------------
                                  Signatures

      Dated: _______________________________________________________

      Name of Shareholders:
     ---------------------------------------------------------------

     ---------------------------------------------------------------
                                   (Address)
     ---------------------------------------------------------------

     ---------------------------------------------------------------
                                                         (Zip Code)
     ---------------------------------------------------------------

     ---------------------------------------------------------------
                         (Area Code and Telephone No.)
     ---------------------------------------------------------------

     ---------------------------------------------------------------
                   (Taxpayer ID No. or Social Security No.)


  THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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